Exhibit 99.1

         INVESTools Announces Dates for Release of Financial Results and
             Conference Call, Participation in Investor Conferences

     SALT LAKE CITY--(BUSINESS WIRE)--March 11, 2005--INVESTools Inc. (AMEX:IED), the market leader in fulfilling the lifelong education needs of self-directed investors, announced today that financial results for fiscal year ended December 31, 2004, and restated financial results for the years ended December 31, 2003, and 2002, will be released March 16, 2005, before the market opens. Additionally, the Company announced that it will participate in the American Stock Exchange 2004 Top Performers Investor Conference held online on March 16, 2005, and the B. Riley & Co. Annual Investor Conference held at The Venetian Resort Hotel Casino in Las Vegas, Nevada on March 17, 2005.

    Financial Results Conference Call

    A conference call to discuss the financial results is scheduled for 8:30 a.m. Eastern on March 16, 2005. The call is being webcast by CCBN and will be available through INVESTools' corporate website at www.investools.com under Investor Relations.
    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

    AMEX 2004 Top Performers Investor Conference

    Lee K. Barba, Chairman and Chief Executive Officer of the Company, will present the Company's investment story with leading analysts and institutional investors. Mr. Barba is scheduled to present at 10:30 a.m. Eastern on March 16, 2005. The webcast event is being sponsored by the AMEX and features 15 of the top performing AMEX-listed companies for 2004. For a complete schedule, or to register to attend the conference, please contact Erika Levy of the AMEX IR Alliance at 212-896-1208 or elevy@kcsa.com.

    B. Riley & Co. Annual Investor Conference

    Mr. Barba will also participate in the B. Riley & Co. Annual Investor Conference. Mr. Barba is scheduled to present at 12:10 p.m. Eastern on March 17, 2005. A webcast of Mr. Barba's audio and slide presentation will be available at http://www.wsw.com/webcast/brileyco4/investools/ on the date of the event. An archive of the presentation will be available for 90 days following the event.

    About INVESTools Inc.

    INVESTools Inc. is a global leader in investor education. The Company offers a full range of investor education products and services that provide lifelong learning in a variety of delivery formats, including instructor-led workshops, "at home" study programs, personal training sessions and through the Web. More than 134,000 investors around the world have graduated from INVESTools investor education programs. Visit the Company's corporate Web site at http://www.investools.com for more information regarding the INVESTools Method.

    All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "believe," "intend," "expect," "may," "could," "would," "will," "should," "plan," "project," "contemplate," "anticipate," or similar statements. Because these statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the timing and extent of the restatement of prior period financial statements as referenced herein, the ability to successfully integrate acquired and potential additional operating companies; demand for the Company's products and services; the Company's ability to compete effectively and adjust to rapidly changing market dynamics; the uncertainties associated with governmental regulation; and other factors detailed from time to time in the SEC reports of INVESTools Inc. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.



    CONTACT: INVESTools Inc.
             Ida Kane, 801-724-6913
             ida.kane@investools.com